EX-3.(I)c

                            Certificate of Correction

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                                   EXHIBIT 3.(I)c

                            CERTIFICATE OF CORRECTION

                                       OF

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

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     NETWORK  VIDEO,  INC., a corporation  organized  and existing  under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

     FIRST: That the Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State of Delaware on April 10, 1985 inaccurately stated that Article 3. of the Certificate of Incorporation was amended when the actual Article being amended was Article 4. of the Certificate of Incorporation.

     SECOND: The corrected form of the amendment to the Certificate of incorporation is as follows: Article 4. of the Certificate of incorporation of this corporation is hereby amended as follows:

        "4. the total number of shares which the corporation is authorized to issue is Ten Million (10,000,000) shares of voting Common Stock, each of which shall have a par value of $.001."

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        IN WITNESS  WHEREOF,  said  corporation  has caused this  Certificate of
Correction to be signed by Frank S. Valencic, its President, and attested by Robert F. Bunte, its Secretary, this 15 day of October, 1985

                                           NETWORK VIDEO, INC.

                                           By_________________________________
                                               Frank S. Valencic, President

ATTESTS

By_________________________________
Robert Bunte, Secretary
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